UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2020

BOSTON OMAHA CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	001-38113	27-0788438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1411 Harney St., Suite 200 Omaha, Nebraska 68102 (Address and telephone number of principal executive offices, including zip code)
(857) 256-0079 (Registrant's telephone number, including area code)
Not Applicable (Former name or address, if changed since last report)

Securities registered under Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Class A common stock, $0.001 par value per share	BOMN	The Nasdaq Stock Market LLC (NASDAQ Capital Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01	REGULATION FD DISCLOSURE

On September 25, 2020, Boston Omaha Corporation filed a Registration Statement on Form S-1 with the Securities and Exchange Commission for a proposed initial public offering of units of a special purpose acquisition company (“SPAC”)  named “Yellowstone Acquisition Company” (“Yellowstone”).

●
BOC Yellowstone LLC, a wholly-owned subsidiary of Boston Omaha, shall serve as the sponsor of Yellowstone and shall own the shares of common stock and warrants purchased by BOC Yellowstone LLC as sponsor in the potential public offering.

●	No officer or director of Boston Omaha shall receive any equity issued to the sponsor.
●	Yellowstone has not selected any potential business combination target.

Yellowstone is seeking to raise $200,000,000 in the proposed public offering through the sale of units consisting of common stock and warrants to purchase common stock.  Yellowstone also expects to grant the underwriter an option to purchase up to an additional 15% of the units in the proposed public offering. Under the terms of the proposed public offering, Boston Omaha, though its subsidiary acting as sponsor of the SPAC, would own approximately 20% of the issued and outstanding common stock and units sold in the offering.

The purpose of the offering is to pursue a business combination in an industry other than the three industries in which Boston Omaha currently owns and operates businesses: outdoor advertising, surety insurance and broadband services businesses.

Boston Omaha is seeking to proceed with a SPAC public offering for the following reasons:

●
Boston Omaha intends to use its existing capital for the three traditional business lines Boston Omaha currently operates in outdoor advertising, surety insurance and fiber-to-the-home broadband services as well as other future potential acquisitions and investments.  By teaming with other investors in the potential SPAC offering, the sponsor would be able to pursue business combinations with larger companies than Boston Omaha could pursue currently on a stand-alone basis.

●
There are many owner-operated businesses interested in minority owners for growth capital. Boston Omaha has invested in a number of these types of businesses. However, Boston Omaha's ability to acquire a significant equity stake in a larger business through a business combination is limited by the Investment Company Act of 1940, which requires a company which holds more than 40% of its assets in minority investments in other businesses to register under the Investment Company Act.  This requirement prevents Boston Omaha on a stand-alone basis from consummating larger deals in which it would own a minority interest in a business, thus currently preventing or otherwise significantly limiting its ability to engage in larger business combinations.

●
Acquiring a large percentage of equity in certain businesses, such as regulated financial institutions, would require Boston Omaha to comply with very burdensome and expensive regulations which would both limit its overall business operations due to capital and other financial testing covenants and adversely impact its ability to acquire other businesses which would not otherwise be subject to these regulations.

A registration statement on Form S-1 relating to the securities being sold in the SPAC  and accompanying preliminary prospectus relating to the offering are available on the SEC website at www.sec.gov.  This filing shall not constitute an offer to sell or a solicitation of an offer to buy any securities of Yellowstone nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The information in this Item 7.01 of this Current Report on Form 8-K  shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits. None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON OMAHA CORPORATION (Registrant)

By:	/s/ Joshua P. Weisenburger
Joshua P. Weisenburger,
Chief Financial Officer

Date: September 25, 2020

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